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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                We have issued our report dated September 10, 1999 (except for note K which is as of September 29, 1999) on the financial statements of InfoAccess, Inc. for the year ended December 31, 1997. Our report on these financial statements is included in the Registration Statement and Prospectus on Form S-3 (No. 333-30466) of IntraNet Solutions, Inc., and incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts."

                                         /s/ Grant Thornton LLP




Minneapolis, Minnesota
April 10, 2000